Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

(as of March 25, 2024)

Name of Entity	Jurisdiction of Incorporation/Organization
DC Financial, LLC	Tennessee
Dolgencorp, LLC(1)	Kentucky
DG Louisiana, LLC(2)(15)	Tennessee
Dolgen I, Inc.	Tennessee
Dolgen II, Inc.	Tennessee
Dolgen Holdings, LLC(3)	Tennessee
DolgenMX, S.A. de C.V.(4)	Mexico
MaconDGMX, S.A. de C.V.(5)	Mexico
DG Shared Services, S.A. de C.V.(6)	Mexico
Dollar General I (HK) Limited(7)	Hong Kong
Dollar General II (HK) Limited(7)	Hong Kong
Dolgen V(8)	People’s Republic of China
Dollar General Global Sourcing Holdings Limited(9)	Hong Kong
Dollar General Global Sourcing (Shenzhen) Co. Ltd.(10)	People’s Republic of China
Dolgen III, Inc.	Tennessee
DG eCommerce, LLC	Tennessee
DG Strategic II, LLC	Tennessee
DG Strategic VI, LLC	Tennessee
Dollar General Partners(11)	Kentucky
DG Promotions, Inc.	Tennessee
DG Strategic I, LLC(12)	Tennessee
Dolgencorp of Texas, Inc.(13)(15)	Kentucky
DG Product Services, LLC(14)	Tennessee
DG Retail, LLC(14)(15)	Tennessee
Dolgen California, LLC(14)	Tennessee
Dolgen Midwest, LLC(14)(15)	Tennessee
Dolgen New York, LLC(14)	Kentucky
Dolgen Rhode Island, LLC(14)	Tennessee
DG Distribution of Texas, LLC	Tennessee
DG Transportation, Inc.	Tennessee
DG Logistics, LLC(16)	Tennessee
South Boston Holdings, Inc.	Delaware
Sun-Dollar, L.P.(17)	California
South Boston FF&E, LLC(18)	Delaware
Ashley River Insurance Company, Inc.	Tennessee
DGC Holdings, LLC	Delaware
Dollar General Global Sourcing Limited(19)	Hong Kong
Dollar General Literacy Foundation(20)	Tennessee
Retail Property Investments, LLC	Delaware
Retail Risk Solutions, LLC	Tennessee
DG Distribution Midwest, LLC	Tennessee
DG Distribution Northeast, LLC	Tennessee
DG Distribution Southeast, LLC	Tennessee
Dolgen NW, LLC	Tennessee
DG Strategic VII, LLC(21)	Tennessee
DG Distribution PA, LLC	Tennessee
DG Distribution IN, LLC	Tennessee
DG Distribution NC, LLC	Tennessee
DG Distribution GA, LLC	Tennessee
DG Fresh Distribution AL, LLC	Tennessee
DG Fresh Distribution FL, LLC	Tennessee
DG Fresh Distribution MO, LLC	Tennessee
DG Media Network, LLC	Tennessee
DG Fresh Distribution TX, LLC	Tennessee
JPI, LLC	Tennessee
Ridge 2021, LLC	Tennessee

(1)	A limited liability company also doing business as (i) Dolgen, LLC; (ii) Old East Main Co.; and (iii) pOpshelf.
(2)	A limited liability company in which Dolgencorp, LLC is the sole member.
(3)	A limited liability company wholly owned by Dolgen II, Inc.
(4)	A Mexican corporation with Dolgen II, Inc. (99.99%) and Dolgen Holdings, LLC (0.01%) as sole shareholders.
(5)	A Mexican corporation with DolgenMX, S.A. de C.V. (99.99%) and Dolgen Holdings, LLC (0.01%) as sole shareholders.
(6)	A Mexican corporation with DolgenMX, S.A. de C.V. (99.99%) and MaconDGMX, S.A. de C.V. (0.01%) as sole shareholders.
(7)	A corporation (settlor and beneficiary of Dolgen V) in which the sole shareholder is Dolgen II, Inc.
(8)

A People’s Republic of China business trust in which Dollar General I (HK) Limited is settlor and beneficiary, Dollar General II (HK) Limited is also a settlor and beneficiary, and Dollar General Global Sourcing Holdings Limited is the trustee.

(9)	A corporation (trustee for Dolgen V) in which the sole shareholder is Dolgen II, Inc.
(10)	A People’s Republic of China limited liability company in which Dollar General Global Sourcing Holdings Limited is sole investor, as trustee, on behalf of Dolgen V, the trust.
(11)	A general partnership in which the general partners are DG Strategic VI, LLC and DG Promotions, Inc.
(12)	A limited liability company in which DG Promotions, Inc. is the sole member.
(13)	A corporation in which the sole shareholder is DG Strategic I, LLC.
(14)	A limited liability company in which Dolgencorp of Texas, Inc. is the sole member.
(15)	Also doing business as pOpshelf.
(16)	A limited liability company in which DG Transportation, Inc. is the sole member.
(17)	A limited partnership in which the general partner is South Boston Holdings, Inc. and the limited partner is Dollar General Corporation.
(18)	A limited liability company in which Sun-Dollar, L.P. is the sole member.
(19)	A corporation in which the sole shareholder is Dollar General Corporation.
(20)	A nonprofit, public benefit membership corporation in which Dollar General Corporation is the sole member.
(21)	A limited liability company in which Dolgen NW, LLC is the sole member.